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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                        --------------------------------

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: December 19, 1997
                        (Date of earliest event reported)

                        --------------------------------

                                  H.T.E., INC.
             (Exact name of registrant as specified in its charter)

                        --------------------------------



    Florida                       0-22657                        59-2133858
 (State or other          (Commission File Number)             (IRS Employer
 jurisdiction of                                             Identification No.)
incorporation or
  organization)

                           1000 BUSINESS CENTER DRIVE
                            LAKE MARY, FLORIDA 32746
               (Address of principal executive offices, zip code)

                                 (407) 304-3235
              (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS.

ACQUISITION OF ASSETS FROM KB SYSTEMS, INC.

         On December 19, 1997 (the "Kb Closing Date"), H.T.E., Inc., a Florida corporation ("HTE" or "Registrant"), completed the acquisition of substantially all of the assets and the assumption of certain liabilities, of Kb Systems, Inc., a Florida corporation ("Kb"), a privately owned, Clearwater, Florida-based computer software company pursuant to an Agreement for Sale and Purchase of Assets dated as of December 12, 1997 by and among HTE-Kb Systems, Inc., a wholly-owned subsidiary of the Registrant, Kb and William Wadsworth, a principal control person of Kb, as amended by that certain Amendment No. 1 to Agreement for Sale and Purchase of Assets dated as of December 17, 1997(as amended, the "Kb Purchase Agreement"); in particular, as part of the acquisition, the Registrant acquired certain software applications, accounts receivables (except excluded accounts receivables as described in the Kb Purchase Agreement), customer contracts and lists, inventory, trademarks and other various assets, as further described in the Kb Purchase Agreement (the "Kb Assets").

         At the Kb Closing Date, the Registrant paid directly to Kb $300,000 cash, and held back an additional $100,000 cash for satisfaction of debts to Kb's creditors, with the balance, if any, to be remitted to Kb, after the expiration of 90 days from the Closing Date. Under the Kb Purchase Agreement, the Registrant also agreed to pay Kb continuing royalties on "earned license fees" for certain acquired software applications, (i) net of reasonable commissions, consulting/servicing fees, refunds and taxes, duties, and tariffs, and (ii) subject to certain offsets or other credits to be paid or withheld from such royalties for unearned maintenance support revenue, deferred or other unearned revenue and works in progress, all as further described in the Kb Purchase Agreement.

         The software applications acquired from Kb are directed to the property appraisal, assessment, tax and billing activities of governmental organizations. The Registrant purchased the Kb Assets, including the software applications, because the Registrant desires to expand both (i) the variety of enterprise-wide software applications which the Registrant currently offers for sale and services and (ii) its customer base, the focus of which continues to be public sector organizations and utilities.

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ACQUISITION OF ASSETS FROM JALAN, INC.

         On January 1, 1998 (the "Jalan Closing Date"), the Registrant completed the acquisition of substantially all of the assets and the assumption of certain liabilities, of Jalan, Inc., a Utah corporation ("Jalan"), a privately owned, Spokane, Washington - based computer software company pursuant to an Agreement for Sale and Purchase of Assets dated as of December 2, 1997 by and among HTE-Jalan, Inc, a wholly-owned subsidiary of the Registrant, Jalan and Janet S. Robinson and Patricia N. Lane, controlling shareholders of Jalan, as amended by an Addendum to Agreement for Sale and Purchase of Assets dated as of December 16, 1997 (as amended, the "Jalan Purchase Agreement"); in particular, as part of the acquisition, the Registrant acquired certain software applications, accounts receivables (except excluded accounts receivables as described in the Jalan Purchase Agreement), customer contracts and lists, inventory, trademarks and other various assets, as further described in the Jalan Purchase Agreement (the "Jalan Assets").

         At the Jalan Closing Date, the Registrant paid directly to Jalan $1,574,362 cash (which direct payment had been adjusted downward at Closing from $1,775,000 to reflect certain adjustments further described therein), and held back an additional $125,000 cash as security for any breach of Jalan's or the controlling shareholders' representations, warranties and covenants, the balance of which, if any, to be remitted to Jalan after the expiration of 180 days from the Closing Date; the Registrant had also deposited a $100,000 cash earnest money deposit with an escrow agent upon execution of the Jalan Purchase Agreement, which was paid to Jalan on the Closing Date as part of the aggregate purchase price.

         The software applications acquired from Jalan track inmate information for jails, court cases for general or limited jurisdictions, defendant case information for the district attorney's office and the public defender's office, civil papers for sheriff departments, case information for the probation system and claims for victim compensation. The Registrant purchased the Jalan Assets, including the software applications, because the Registrant desires to expand both (i) the variety of enterprise-wide software applications which the Registrant currently offers for sale and servicing and (ii) its customer base, the focus of which continues to be public sector organizations and utilities.

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ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

                  (a)      Financial Statements of Business Acquired:

                           Not Applicable/None

                  (b)      Pro Forma Financial Information:

                           Not Applicable/None

                  (c)      Exhibits:

                           Not Applicable/None.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     H.T.E., INC.
                                       (Registrant)

Date:  December 19, 1997             By:      /S/ L.A. GORNTO, JR.
                                              -------------------------
                                              L.A. Gornto, Jr.
                                              Executive Vice President,
                                              Secretary and General Counsel



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